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                                                                    EXHIBIT 99



PRESS RELEASE


                    AMSURG CORP. TO BROADCAST SECOND QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (July 16, 2002) - AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2002 second quarter earnings release conference call.

The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, at www.companyboardroom.com or at http://www.streetevents.com. The call is scheduled to begin at 4:15 p.m. eastern time on July 23, 2002. The on-line replay will follow shortly after the call and continue for seven days.

AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2002, AmSurg owned a majority interest in 95 centers and had five centers under development.

Contact:

       Claire M. Gulmi
       Senior Vice President and
       Chief Financial Officer
       (615) 665-1283